Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL ANNOUNCES STRONG FIRST QUARTER EARNINGS

•	Strong credit profile and performance

•	93% of securitized assets rated A or higher

•	Zero subprime mortgage loans

•	Delinquencies well below industry average

•	Virtually zero credit losses

•	First quarter REIT taxable net income of $0.30 per share, up 43% year-over-year and 15% quarter-over-quarter

•	First quarter dividend $0.30 per share

•	Dividend yield of 13.6% based on May 9, 2007 closing stock price of $8.85

SAN FRANCISCO, CA, May 10, 2007 - Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended March 31, 2007 of $14.4 million, or $0.30 per share. Estimated REIT taxable net income for the quarter ended March 31, 2007 was $14.3 million, or $0.30 per share.

“Our solid first quarter results reflect Luminent’s asset management skill and effective risk management,” said Gail P. Seneca, Chairman of the Board. “In a turbulent quarter, Luminent maintained its dividend and grew its book value. With an estimated 14 cents of undistributed REIT taxable net income and increasingly attractive opportunities to deploy our capital, we believe our dividend will remain strong.”

“Luminent is performing well in this challenging mortgage market. As the market struggles, our investment opportunities increase,” stated Trez Moore, Chief Executive Officer. “We slowed our acquisition activity in the first quarter, in anticipation of better opportunities with the passage of time. These opportunities have now materialized, in the form of higher product quality, wider credit spreads and lower loan prices. As we invest on more favorable terms, Luminent shareholders should benefit.”

“Luminent’s profile is ideal for the current environment,” Mr. Moore continued. “We are an asset manager, not a loan originator. As such, we lack the loan repurchase risk, high cost infrastructure and earnings volatility of an originator. We own no subprime loans. Our credit profile is strong. We assume no interest rate risk. We have safeguarded our liquidity, and are now able to invest on very attractive terms.”

Additional financial highlights for the first quarter include:

•	High quality portfolio

•	73% average loan-to-value ratio on whole loans, net of mortgage insurance

•	714 average FICO score on whole loans

•	Less than 3% non-investment grade exposure

•	Strong return on equity: 12.1%

•	Record net interest income: $30.4 million, up 3% quarter-over-quarter and 94% year-over-year

• Book value per share at $9.87

• Moderate leverage: 7.1 x on a recourse basis

•	Asset growth: total assets of $9.1 billion, up 5% quarter-over-quarter and 95% year-over-year

• Minimal interest rate exposure: “matched-book” funding strategy

Luminent’s credit quality is strong. 93% of Luminent’s securitized assets are rated A or higher. 62%, or $5.6 billion, of Luminent’s total assets are first lien, prime quality mortgages, with an overall average FICO score of 714 and an average loan-to-value ratio, net of mortgage insurance, of 72.8%. 25%, or $2.3 billion, of Luminent’s total assets consist of AAA-rated or agency-backed mortgage-backed securities. 11%, or $965 million, of Luminent’s total assets consist of other mortgage-backed securities with an average credit rating of A-. Only 3% of Luminent’s total assets are non-investment grade and just 0.6% are exposed to first loss. Luminent has no subprime loan exposure.

Luminent’s credit performance is solid. Serious delinquencies (90+ days) stand at 87 basis points, significantly less than the Mortgage Bankers Association average for prime loans. Credit losses were virtually zero in the quarter. Luminent’s reserve for loan losses now stands at $8.3 million, which is based on an appropriately conservative loan loss policy that considers portfolio characteristics, seasoning and expected loss severities.

Book value at March 31, 2007 grew from the fourth quarter to $9.87 per share, net of the $0.30 first quarter dividend. The improvement in book value during a volatile quarter demonstrates the high credit quality of the portfolio and the effectiveness of sophisticated hedging techniques, including those used to hedge credit exposure.

The net interest spread for the quarter ended March 31, 2007 was 1.33%. At March 31, 2007, the weighted-average coupon rate of Luminent’s total mortgage assets was 7.03%. The weighted-average yield on average earning assets during the quarter ended March 31, 2007 was 6.97%. The weighted-average cost of average financing liabilities for the quarter was 5.64%.

The weighted-average amortized cost price of Luminent’s total mortgage assets was 101.1% of par as of March 31, 2007. The constant payment rate on total mortgage assets was 24% for the quarter ended March 31, 2007.

Luminent maintains a strong capital position and modest leverage. Cash and unencumbered assets were in excess of $200 million at March 31, 2007. Luminent’s recourse leverage ratio, defined as recourse financing liabilities as a ratio of stockholders’ equity plus long-term debt, was 7.1x at March 31, 2007. Luminent’s funding strategy exhibits diversification, low borrowing costs and extensive reliance on non-recourse, matched-funded financing. Repurchase agreement financing constituted just 34% of total liabilities at March 31, 2007, down from 87% at December 31, 2005. Luminent has ample liquidity to finance its investments, and successfully executed two major financing transactions during the first quarter despite market dislocations. Luminent expects to complete additional financing facilities in the second quarter, as major lenders refocus their businesses on sound counterparties such as Luminent.

Luminent continues to enjoy excellent access to the capital markets, due to its high quality profile. In January 2007, Luminent executed its ninth loan securitization, LUM 2007-1, consisting of $707 million of prime quality mortgages. The average FICO score of mortgage borrowers in this transaction was 719. The average loan-to-value ratio of the loans was 72.1%, net of mortgage insurance. All loans with 75% or greater loan-to-value ratios carried private mortgage insurance. Average funding costs were LIBOR plus 16.5 basis points on the AAA-rated tranches of the securitization, an excellent level, reflecting healthy demand for the Luminent name. The debt created in the securitization is non-recourse, match-funded and not marked-to-market.

In March 2007, Luminent further improved its capital efficiency by issuing its first collateralized debt obligation (CDO) in the amount of $400 million. “We were extremely pleased to be able to issue a CDO in the first quarter’s difficult market environment,” said Mr. Moore. “Our ability to complete a CDO during a time when most issuers could not is a testament to the respect we have earned with investors.”

Subsequent to March 31, 2007 and through May 9, 2007, Luminent repurchased 2,194,900 shares of its common stock at a weighted-average price of $8.17 per share, more than 17% below its reported March 31, 2007 book value per share. On May 7, 2007, Luminent’s Board of Directors approved an authorization to repurchase an additional five million shares of common stock. With this additional share repurchase authorization, as of May 9, 2007, Luminent has the ability to repurchase 5,210,815 shares of common stock.

In May 2007, Luminent executed its tenth loan securitization, LUM 2007-2, consisting of $662 million of prime quality mortgages. The average FICO score of mortgage borrowers in this transaction was 726. The average loan-to-value ratio of the loans was 66.1%, net of mortgage insurance. Substantially all loans with 75% or greater loan-to-value ratios carried mortgage insurance. The securitization was well received. The debt created in the securitization is non-recourse, match-funded and not marked-to-market.

Luminent declared a first quarter 2007 dividend of $0.30 per actual share on March 30, 2007 and this dividend was paid on May 9, 2007 to stockholders of record as of April 11, 2007. Luminent estimates that its undistributed REIT taxable net income balance as of March 31, 2007 was approximately $6.7 million, or $0.14 per actual share outstanding.

Luminent will hold a conference call on Thursday May 10, 2007, at 10:00 a.m. PDT to discuss its first quarter of 2007 results of operations. The dial-in number is 1-866-202-1971 and the passcode is 78422172. A replay of the call will be available through May 24, 2007. The replay number is 1-888-286-8010 and the passcode is 60064038. The international dial-in number is 1-617-213-8842 and the passcode is 78422172. The international replay number is 1-617-801-6888 and the passcode is 60064038. The call will also be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com.

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the symbol “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans originated in cooperation with selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding Luminent’s financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue”, “estimate”, “intend”, “project”, “believe”, “expect”, “plan”, “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	our ability to purchase sufficient mortgages for our securitizations business;

•	the flattening of, or other changes in the yield curve, on Luminent’s investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments; and

•	volatility in the timing and amount of Luminent’s cash distributions.

Any or all of Luminent’s forward-looking statements in this press release may turn out to be inaccurate. Luminent has based its forward-looking statements largely on its current expectations and projections about future events and future trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Luminent might be affected by inaccurate assumptions Luminent might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under the caption ‘Risk Factors’ in the documents Luminent files from time to time with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur as contemplated and actual results could differ materially from those anticipated or implied by Luminent’s forward-looking statements.

You should not rely unduly on Luminent’s forward-looking statements, which speak only as of the date of this press release. Unless required by the federal securities laws, Luminent undertakes no obligation to update publicly or revise any forward-looking statements to reflect new information or future events.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,
(in thousands, except share and per share amounts)	2007	December 31, 2006
Assets:
Cash and cash equivalents	$60,343		$5,902
Restricted cash	57,445		7,498
Loans held-for-investment, net of allowance for loan losses of $8,262 at March 31, 2007 and
$5,020 at December 31, 2006	5,569,169		5,591,717
Mortgage-backed securities (including $65,880 of trading securities
at March 31, 2007) at fair value	200,918		141,556
Mortgage-backed securities pledged as collateral (including $70,609 of trading securities
at March 31, 2007) at fair value	3,052,451		2,789,382
Debt securities, at fair value	1,263		—
Equity securities, at fair value	925		1,098
Interest receivable	38,117		36,736
Principal receivable	1,462		1,029
Derivatives, fair value	19,401		13,021
Other assets	52,072		25,856

Total assets	$9,053,566		$8,613,795

Liabilities:
	$
Mortgage-backed notes	4,273,596		$3,917,677
Repurchase agreements	2,880,678		2,707,915
Commercial paper	619,022		637,677
Collateralized debt obligations	270,013		—
Warehouse lending facilities	403,232		752,777
Junior subordinated notes	92,788		92,788
Unsettled security purchases	2,271		—
Cash distributions payable	14,418		14,343
Accrued interest expense	9,340		12,094
Accounts payable and accrued expenses	14,885		6,969

Total liabilities	8,580,243		8,142,240
Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at March 31, 2007 and December 31, 2006	—		—

Common stock, par value $0.001:
100,000,000 shares authorized; 47,958,510 and 47,808,510 shares issued and
outstanding at March 31, 2007 and December 31, 2006, respectively	48		48
Additional paid-in capital	584,204		583,492
Accumulated other comprehensive income	4,929		3,842
Accumulated distributions in excess of accumulated earnings	(115,858)		(115,827)

Total stockholders’ equity	473,323		471,555

		$
Total liabilities and stockholders’ equity	$9,053,566		8,613,795

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2007	2006
Revenues:

Interest income:
Mortgage loan and securitization portfolio	$98,690	$22,611
Spread portfolio	30,376	30,965
Credit sensitive bond portfolio	16,500	8,016
Total interest income	145,566	61,592
Interest expense	115,204	46,072

Net interest income	30,362	15,520
Other Income (Expense):
Gains on derivatives, net	15,264	8,694
Impairment losses on mortgage-backed securities	(4)	(1,717)
Gains (losses) on sales of mortgage-backed securities	(15,453)	2,063
Other expense	(80)	(477)
Total other income (expense)	(273)	8,563
Expenses:
Salaries and benefits	3,084	2,423
Servicing expense	5,986	1,482
Provision for loan losses	3,543	—
Due diligence expense	254	83
Professional services	844	622
Board of directors expense	80	113
Insurance expense	162	141
Custody expense	151	112
Management compensation expense to related party	—	712
Incentive compensation expense to related parties	—	98
Other general and administrative expenses	1,138	507

Total expenses	15,242	6,293

Income before income taxes	14,847	17,790
Income tax expense	460	11

Net income	$14,387	$17,779

Net income per share – basic	$0.30	$0.45

Net income per share – diluted	$0.30	$0.45

Weighted-average number of shares outstanding – basic	47,316,058	39,491,786

Weighted-average number of shares outstanding – diluted	47,427,502	39,718,552

Dividend declared per share	$0.30	$0.05

The following table summarizes key metrics of our residential mortgage loans held-for-investment at March 31, 2007 (dollars in thousands):

Unpaid principal balance	$5,452,591
Number of loans	14,208
Average loan balance	$384
Weighted-average coupon rate	7.72%
Weighted-average lifetime cap	10.73%
Weighted-average original term, in months	375
Weighted-average remaining term, in months	364
Weighted-average loan-to-value ratio (LTV) (1)	72.8%
Weighted-average FICO score	714
Number of loans with FICO scores below 620	11
Percentage of loans with FICO scores above 700	59.4%
Percentage of loans with LTV greater than 80%	8.2%
Percentage of loans with LTV greater than 90%	2.7%
Number of loans with LTV greater than 80% (1)	0
Percentage of no documentation loans	2.3%
Percentage of loans originated for refinancing purposes	57.6%

Top five geographic concentrations (% exposure):
California	54.5%
Florida	11.3%
Arizona	4.0%
Virginia	3.5%
Nevada	3.3%

Occupancy status:
Owner occupied	86.4%
Investor	13.6%

Property type:
Single-family	83.5%
Condominium	10.1%
Other residential	6.4%

Collateral type:
Alt A – first lien	100.0%

(1)	Including the effect of mortgage insurance